Exhibit 10.6

Base Salaries for Executive Officers

As of January 1, 2017 the following are the base salaries (on an annual basis) of the executive officers (as defined in Rule 3b-7 of the Exchange Act) of Access National Corporation:

Michael W. Clarke	$435,625
President and Chief Executive Officer

Dean Hackemer	$386,250
President, Mortgage Division

Mark D. Moore	$287,500
President, Bank

Robert C. Shoemaker	$334,750
Executive Vice President

Margaret M. Taylor	$314,150
Executive Vice President and Chief Financial Officer